Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being an officer of ASSOCIATES FIRST CAPITAL CORPORATION, a Delaware corporation (the "Company"), does hereby make, constitute and appoint Roy A. Guthrie, Frederic C. Liskow and Chester D. Longenecker, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the Registration Statement on Form S-8 relating to the shares of Class A Common Stock of the Company and plan interests of the Company's Discounted Employee Stock Purchase Plan any and all pre-effective and post-effective amendments or supplements to the foregoing Registration Statement and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Company is registered, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Company to effectuate the intents and purposes hereof, and the undersigned hereby fully ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, if any, shall do or cause to be done by virtue hereof.

IN WITNESS HEREOF, the undersigned has subscribed his name, this 28th day of June, 2000.

/s/ David J. Keller
David J. Keller